                           AMENDED AND RESTATED

                          SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class A Shares of

                     Oppenheimer Senior Floating Rate Fund

This  Amended and  Restated  SERVICE  PLAN AND  AGREEMENT  (the "Plan") is
dated as of the 28th day of  October,  2005,  by and  between  Oppenheimer
Senior Floating Rate Fund (the "Fund") and  OppenheimerFunds  Distributor,
Inc. (the "Distributor").

1.    The  Plan.  This Plan is the  Fund's  written  service  plan for its
Class A Shares  described in the Fund's  registration  statement as of the date this  Plan  takes  effect,  contemplated  by and to comply  with Rule
2830 of the  Conduct  Rules  of the  National  Association  of  Securities
Dealers,   Inc.,   pursuant   to  which  the  Fund  will   reimburse   the
Distributor  for a portion of its costs  incurred in  connection  with the personal  service and  maintenance  of shareholder  accounts  ("Accounts")
that hold  Class A Shares  (the  "Shares")  of the  Fund.  The Fund may be
deemed  to be  acting  as  distributor  of  securities  of which it is the issuer,  pursuant to Rule 12b-1 under the  Investment  Company Act of 1940
(the "1940  Act"),  according to the terms of this Plan.  The  Distributor
is  authorized  under  the  Plan  to  pay   "Recipients,"  as  hereinafter
defined,  for  rendering  services  and for the  maintenance  of Accounts.
Such  Recipients  are  intended  to have  certain  rights  as  third-party beneficiaries under this Plan.

2.    Definitions.  As used in this Plan,  the following  terms shall have the following meanings:

      (a)   "Recipient"  shall  mean  any  broker,  dealer,  bank or other institution  which:  (i) has rendered  services in  connection  with the  personal  service  and  maintenance  of  Accounts;  (ii)  shall
      furnish  the   Distributor   (on  behalf  of  the  Fund)  with  such
      information as the Distributor  shall  reasonably  request to answer such questions as may arise  concerning such service;  and (iii) has been  selected  by the  Distributor  to receive  payments  under the
      Plan.  Notwithstanding  the  foregoing,  a  majority  of the  Fund's
      Board of Trustees  (the  "Board") who are not  "interested  persons"
      (as  defined  in the 1940 Act) and who have no  direct  or  indirect financial  interest  in  the  operation  of  this  Plan  or  in  any agreements  relating to this Plan (the  "Independent  Trustees") may
      remove  any  broker,   dealer,   bank  or  other  institution  as  a
      Recipient,   whereupon   such  entity's   rights  as  a  third-party
      beneficiary hereof shall terminate.

      (b)   "Qualified  Holdings"  shall mean,  as to any  Recipient,  all
      Shares owned  beneficially or of record by: (i) such  Recipient,  or
      (ii) such brokerage or other  customers,  or investment  advisory or other  clients of such  Recipient  and/or  accounts as to which such
      Recipient  is  a  fiduciary  or   custodian   or   co-fiduciary   or
      co-custodian  (collectively,  the  "Customers"),  but  in  no  event shall any such  Shares be  deemed  owned by more than one  Recipient for  purposes  of this Plan.  In the event that two  entities  would
      otherwise  qualify  as  Recipients  as  to  the  same  Shares,   the
      Recipient  which is the dealer of record on the Fund's  books  shall be deemed  the  Recipient  as to such  Shares for  purposes  of this
      Plan.

3.    Payments.

      (a)   Under  the  Plan,   the  Fund  will  make   payments   to  the
      Distributor,  within  forty-five  (45)  days  of  the  end  of  each calendar  quarter or at such other  interval  as deemed  appropriate by the  Distributor,  in the  amount of the  lesser of: (i) 0.25% on an annual basis of the average  during the  calendar  quarter of the aggregate  net asset value of the  Shares,  computed as of the close of each  business  day, or (ii) the  Distributor's  actual  expenses under  the  Plan  for  that  quarter  of the  type  approved  by the
      Board.  Notwithstanding  the  foregoing,  the  Fund  will  not  make
      payments   to  the   Distributor   in  excess  of  the   amount  the
      Distributor  pays to Recipients.  The Distributor  will use such fee received  from the Fund in its  entirety  to  reimburse  itself  for payments to Recipients and for its other  expenditures  and costs of the type  approved  by the Board  incurred  in  connection  with the personal  service and  maintenance  of Accounts  including,  but not limited  to, the  services  described  in the  following  paragraph.
      The Distributor  may make Plan payments to any  "affiliated  person"
      (as defined in the 1940 Act) of the  Distributor if such  affiliated person qualifies as a Recipient.

            The   services  to  be  rendered   by  the   Distributor   and
      Recipients  in  connection   with  the  personal   service  and  the
      maintenance  of Accounts may  include,  but shall not be limited to, the following:  answering  routine  inquiries  from the  Recipient's
      customers   concerning  the  Fund,  providing  such  customers  with
      information  on  their  investment  in  Shares,   assisting  in  the
      establishment  and  maintenance of accounts or  sub-accounts  in the
      Fund,  making  the  Fund's  investment  plans and  dividend  payment
      options   available,   and  providing  such  other  information  and
      customer  liaison  services and the  maintenance  of Accounts as the
      Distributor  or  the  Fund  may  reasonably   request.   It  may  be
      presumed  that a Recipient  has  provided  services  qualifying  for compensation  under the Plan if it has Qualified  Holdings of Shares to  entitle  it to  payments  under  the  Plan.  In the  event  that either the  Distributor  or the Board  should have reason to believe that,  notwithstanding the level of Qualified Holdings,  a Recipient may not be rendering  appropriate  services,  then the  Distributor, at  the  request  of the  Board,  shall  require  the  Recipient  to provide a written  report or other  information  to verify that said
      Recipient  is  providing  appropriate  services in this  regard.  If the  Distributor  still is not  satisfied,  it may take  appropriate steps to terminate  the  Recipient's  status as such under the Plan,
      whereupon  such  entity's   rights  as  a  third-party   beneficiary
      hereunder shall terminate.

            Payments  received by the Distributor  from the Fund under the
      Plan  will  not  be  used  to pay  any  interest  expense,  carrying charges or other  financial  costs, or allocation of overhead by the
      Distributor,  or for any other  purpose  other than for the payments
      described   in  this   Section   3.  The   amount   payable  to  the
      Distributor  each  quarter  or other  period  will be reduced to the extent that reimbursement  payments otherwise  permissible under the
      Plan have not been  authorized  by the Board  for that  period.  Any unreimbursed  expenses  incurred for any quarter by the  Distributor may not be recovered in later periods.

(b)   The  Distributor  shall make payments to any Recipient  quarterly or at such other  interval as deemed  appropriate  by the  Distributor, within  forty-five  (45)  days of the end of each  calendar  quarter or other  such  period,  at a rate not to exceed  0.25% on an annual basis of the average  during the calendar  quarter of the  aggregate net  asset  value of the  Shares  computed  as of the  close of each business  day,  of  Qualified  Holdings  owned  beneficially  or  of record  by the  Recipient  or by its  Customers.  However,  no  such payments  shall  be made to any  Recipient  for any such  period  in which its Qualified  Holdings do not equal or exceed,  at the end of such quarter,  the minimum amount  ("Minimum  Qualified  Holdings"), if  any,  to  be  set  from  time  to  time  by a  majority  of  the
      Independent Trustees.

            Alternatively,  the Distributor may, at its sole option,  make the  following  service fee payments to any  Recipient  quarterly or at such other  interval as deemed  appropriate  by the  Distributor, within  forty-five (45) days of the end of each calendar  quarter or such other  period:  (A)  "Advance  Service Fee  Payments" at a rate not to exceed 0.25% of the average  during the  calendar  quarter of the  aggregate  net asset value of Shares,  computed as of the close
      of  business   on  the  day  such  Shares  are  sold,   constituting
      Qualified  Holdings,  sold by the Recipient  during that quarter and owned  beneficially  or  of  record  by  the  Recipient  or  by  its
      Customers,  plus (B)  service  fee  payments at a rate not to exceed
      0.25%  on an  annual  basis  of  the  average  during  the  calendar quarter of the aggregate  net asset value of Shares,  computed as of the close of each  business  day,  constituting  Qualified  Holdings owned  beneficially  or  of  record  by  the  Recipient  or  by  its
      Customers   for  a  period  of  more  than  one  (1)  year.  At  the
      Distributor's  sole  option,  Advance  Service Fee  Payments  may be made more  often  than  quarterly,  and  sooner  than the end of the calendar  quarter.  In the event Shares are  redeemed  less than one year  after  the date  such  Shares  were  sold,  the  Recipient  is obligated  to and will  repay the  Distributor  on demand a pro rata portion of such  Advance  Service Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

            A  majority  of the  Independent  Trustees  may at any time or from time to time  increase or decrease  and  thereafter  adjust the rate of fees to be  paid  to the  Distributor  or to any  Recipient, but not to  exceed  the rate set forth  above,  and/or  increase  or
      decrease  the  number  of  shares  constituting   Minimum  Qualified
      Holdings.  The  Distributor  shall  notify  all  Recipients  of  the
      Minimum  Qualified  Holdings  and  the  rate of  payments  hereunder applicable  to  Recipients,  and shall provide each  Recipient  with written  notice  within  thirty  (30) days after any change in these provisions.  Inclusion  of  such  provisions  or a  change  in  such
      provisions  in  a  revised  current   prospectus   shall  constitute
      sufficient notice.

      (c)   Under the Plan,  payments  may be made to  Recipients:  (i) by
      OppenheimerFunds,  Inc.  ("OFI") from its own  resources  (which may include  profits  derived from the advisory fee it receives from the
      Fund),  or (ii) by the  Distributor (a subsidiary of OFI),  from its own resources.

4.    Selection  and  Nomination  of  Trustees.  While  this  Plan  is  in effect,  the  selection or  replacement  of  Independent  Trustees and the nomination  of  those  persons  to be  Trustees  of the  Fund  who are not
"interested  persons" of the Fund shall be committed to the  discretion of the  Independent  Trustees.  Nothing herein shall prevent the  Independent
Trustees from  soliciting  the views or the  involvement of others in such selection or  nomination if the final  decision on any such  selection and nomination  is  approved  by  a  majority  of  the  incumbent  Independent
Trustees.

5.    Reports.  While this Plan is in effect,  the  Treasurer  of the Fund shall  provide at least  quarterly  a written  report to the Fund's  Board for its review,  detailing the aggregate  amount of payments made pursuant to this Plan and the  purposes  for  which the  payments  were  made.  The report shall state  whether all  provisions of Section 3 of this Plan have been complied with. The  Distributor  shall annually  certify to the Board the amount of its total  expenses  incurred  that year with respect to the personal  service and  maintenance  of Accounts  in  conjunction  with the
Board's annual review of the continuation of the Plan.

6.    Related  Agreements.  Any  agreement  related  to this Plan shall be in writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment of any  penalty,  by vote of a majority  of the  Independent  Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding  voting  securities of the Class,  on not more than sixty days written  notice to any other party to the agreement;  (ii) such agreement  shall  automatically  terminate in the event of its  "assignment"  (as  defined  in the 1940  Act);  (iii) it shall  go  into  effect  when  approved  by a vote  of the  Board  and its
Independent  Trustees  cast in person at a meeting  called for the purpose of  voting on such  agreement;  and (iv) it shall,  unless  terminated  as herein  provided,  continue  in  effect  from year to year only so long as such  continuance is specifically  approved at least annually by the Board and its  Independent  Trustees cast in person at a meeting  called for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination and Amendment.  This Plan
has been  approved by a vote of the  Independent  Trustees  cast in person at a meeting  called on October  28,  2005,  for the  purpose of voting on this Plan.  Unless terminated as hereinafter  provided,  it shall continue in  effect  until  renewed  by the Board in  accordance  with the Rule and thereafter  from year to year  thereafter  or as the  Board may  otherwise determine  only so long as such  continuance is  specifically  approved at least  annually by the Board and its  Independent  Trustees by a vote cast in  person  at a  meeting  called  for  the  purpose  of  voting  on  such continuance.  This  Plan  may be  terminated  at any  time  by  vote  of a majority  of the  Independent  Trustees or by the vote of the holders of a
"majority" (as defined in the 1940 Act) of the Fund's  outstanding  voting securities  of  Class  A.  This  Plan  may  not  be  amended  to  increase materially  the amount of  payments  to be made  without  approval  of the
Class A  Shareholders,  in the manner  described  above,  and all material
amendments   must  be  approved  by  a  vote  of  the  Board  and  of  the
Independent Trustees.

8.    Disclaimer of Shareholder  and Trustee  Liability.  The  Distributor
understands  that the  obligations  of the Fund  under  this  Plan are not binding upon any Trustee or shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  The  Distributor  represents that it has notice of the  provisions of the  Declaration  of Trust of the Fund disclaiming  shareholder and Trustee  liability for acts or obligations of the Fund.

                              Oppenheimer Senior Floating Rate Fund

                              By: /s/ Robert G. Zack

                                     Robert G. Zack,
                                      Vice President and Secretary

                              OppenheimerFunds Distributor, Inc.

                                          By:/s/ James H. Ruff

                                     James H. Ruff, President